Exhibit 25.1

______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

MUFG UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
General Counsel
MUFG Union Bank, N.A.
1251 Avenue of the Americas
New York, New York 10020
(212) 782-4009
(Name, address and telephone number of agent for service)

PUBLIC SERVICE COMPANY OF NEW MEXICO
(Exact Name of Obligor as Specified in the Charter)

New Mexico	85-0019030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Silver Ave. SW
Albuquerque, New Mexico	87102-3289
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which is subject.
Office of the Comptroller of the Currency
Washington, D.C. 20219

b) Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.**

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8. A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9. Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter]. Not applicable.

* Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3ASR dated November 6, 2015 of file number 333-207870.

** Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 13th day of May, 2020.

MUFG Union Bank, N.A.

By:  /s/ Timothy P. Miller
Timothy P. Miller
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

May 13, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the proposed issuance of Debt Securities of Public Service Company of New Mexico the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By: /s/ Timothy P. Miller
Timothy P. Miller
Vice President

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A.

of Los Angeles in the State of California, at the close of business December 31, 2019 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

MUFG UNION BANK, NATIONAL ASSOCIATION
RSSD-ID 212465
Last Updated on 1/30/2020

FFIEC 031
Report Date 12/31/2019
18

Schedule RC - Balance Sheet(Form Type - 031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands			
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	2,236,605	1.a.
b. Interest-bearing balances[2]	RCFD0071	7,059,183	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	9,412,392	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	17,480,573	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	9,841	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	910,583	4.a.
b. Loans and leases held for investment	RCFDB528	87,096,600	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	522,790	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	86,573,810	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	1,089,854	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	1,274,300	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	651	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	160,994	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	2,116,801	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	4,868,231	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	133,193,818	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	97,287,095	13.a.
1. Noninterest-bearing[8]	RCON6631	32,455,937	13.a.1.
2. Interest-bearing	RCON6636	64,831,158	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	NR	13.b.
1. Noninterest-bearing	RCFN6631	NR	13.b.1.
2. Interest-bearing	RCFN6636	NR	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	194,780	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	18,065,433	16.
17. Not applicable			17.
18. Not applicable			18.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.
5. Includes all securities resale agreements, regardless of maturity.
7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8. Includes noninterest-bearing demand, time, and savings deposits.
9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10. Includes all securities repurchase agreements, regardless of maturity.

MUFG UNION BANK, NATIONAL ASSOCIATION
RSSD-ID 212465
Last Updated on 1/30/2020

FFIEC 031
Report Date 12/31/2019
19

Dollar amounts in thousands			
19. Subordinated notes and debentures[1]	RCFD3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	2,456,910	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	118,004,218	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	604,577	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	9,873,570	25.
26. Not available			26.
a. Retained earnings	RCFD3632	5,502,545	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-877,968	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	15,102,724	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	86,876	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	15,189,600	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	133,193,818	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	RCFD6724	NR	M.1.
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

Schedule RC-A - Cash and Balances Due From Depository Institutions(Form Type - 031)

Exclude assets held for trading.

Dollar amounts in thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices		
1. Cash items in process of collection, unposted debits, and currency and coin	RCFD0022	1,706,864			1.
a. Cash items in process of collection and unposted debits			RCON0020	601,437	1.a.
b. Currency and coin			RCON0080	1,105,427	1.b.
2. Balances due from depository institutions in the U.S.	RCFD0082	388,667	RCON0082	388,667	2.
3. Balances due from banks in foreign countries and foreign central banks	RCFD0070	141,907	RCON0070	141,907	3.
4. Balances due from Federal Reserve Banks	RCFD0090	7,058,350	RCON0090	7,058,350	4.
5. Total	RCFD0010	9,295,788	RCON0010	9,295,788	5.

1. Includes limited-life preferred stock and related surplus.
2. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
3. Includes treasury stock and unearned Employee Stock Ownership Plan shares.